SCHEDULE II

                                     SERIES


          First Trust/Dow Jones Dividend & Income Allocation Portfolio
                                (April 18, 2012)

                 First Trust Multi Income Allocation Portfolio
                                 (May 1, 2014)

                     First Trust Capital Strength Portfolio
                                (April 15, 2020)

         First Trust International Developed Capital Strength Portfolio
                                (April 15, 2020)